Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Carol K. Nelson, CEO                  Corporate Investor Relations
          Lars Johnson, CFO                     www.stockvalues.com
          425.339.5500                          206.762.0993
          www.cascadebank.com
                                                NEWS RELEASE
===============================================================================

   CASCADE FINANCIAL DECLARES $0.07 PER SHARE QUARTERLY CASH DIVIDEND;
            SCHEDULES SECOND QUARTER 2004 CONFERENCE CALL

Everett, WA - June 23, 2004 - Cascade Financial Corporation (Nasdaq:CASB), parent company of Cascade Bank, today announced that the Board of Directors has declared a $0.07 per share cash dividend and scheduled its second quarter conference call. The dividend will be paid on July 21, to shareholders of record July 7, 2004. Cascade Financial initiated cash dividends in October 2002, and this marks its eighth consecutive quarterly cash dividend.

"Paying a cash dividend is an excellent way for us to maximize shareholder value," stated Carol K. Nelson, President and Chief Executive Officer. "We are also building our franchise value, including adding to our branch network with our recent acquisition of Issaquah Bancshares and opening our sixteenth full service branch next week in Snohomish. In addition, we recently initiated a stock repurchase program to help grow earnings per share."

Investors wishing to reinvest the upcoming dividend must complete the enrollment through the company's transfer agent, Mellon Investor Services.
 For complete details on this program, please visit the investor relations portion of the company's website at http://www.cascadebank.com/shareholderinfo or at www.melloninvestor.com. Interested parties may also contact Mellon Investor Services toll-free at 1-800-522-6645.

Cascade expects to release earnings for the second quarter of 2004 after the close of market on Tuesday, July 20, 2004. The following day, Carol K. Nelson, President and CEO, and Lars Johnson, CFO, will discuss the bank's operating results in a conference call at 10:00 am PDT (1:00 pm EDT) on Wednesday, July 21, 2004. Interested investors may listen to the call live or via replay at www.cascadebank.com. Investment professionals are invited to dial
(303) 262-2130 to access the live call. A replay of the call will be available for three weeks at (303) 590-3000, using passcode 11001703#.

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Snohomish County, Washington. Cascade Bank operates 15 full service offices, located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue, with an additional branch scheduled to open this month in Snohomish. Issaquah Bank, a division of Cascade Bank, operates offices in Issaquah and North Bend. In June 2003, Washington CEO magazine ranked Cascade Bank the #1 medium sized "Best Company to Work For" in Washington State.

Forward-Looking Statements
--------------------------

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including an earnings outlook for the Company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, the financial condition of Issaquah Bank, the ability to successfully integrate the bank, attracting and retaining customers and key employees, the extent of the stock repurchase program and its impact on earnings per share, interest rate movements their impact on margins, competition with other banks and financial institutions and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "expect," "should," "believes," and other similar expressions or future or conditional verbs such as "will," "may," and "should," are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.
This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

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Note:  Transmitted on Business Wire on June 23, 2004 at 5:00 am PDT.